UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ROCKWOOD HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ROCKWOOD HOLDINGS, INC.

100 Overlook Center

Princeton, New Jersey 08540

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 24, 2006

April 26, 2006

To our stockholders:

On behalf of your board of directors, we are pleased to invite you to attend the 2006 annual meeting of stockholders of Rockwood Holdings, Inc. The meeting will be held on Wednesday, May 24, 2006 at 9:00 a.m., local time, at the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, New Jersey 08540.

At the meeting, you will be asked to:

(1)           Elect three Class I directors to serve until their successors are duly elected and qualified;

(2)           Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

(3)           Transact any other business properly brought before the meeting.

Stockholders of record as of the close of business on April 13, 2006 are entitled to notice of and to vote at the meeting. To assure your representation at the meeting, please execute and return the enclosed proxy card in the envelope provided, whether or not you plan to attend the meeting.

Sincerely,

Seifi Ghasemi Chairman and Chief Executive Officer

i

ii

ROCKWOOD HOLDINGS, INC.

100 Overlook Center

Princeton, New Jersey 08540

PROXY STATEMENT

For the Annual Meeting of Stockholders to be Held On

May 24, 2006

GENERAL INFORMATION ABOUT ROCKWOOD’S ANNUAL MEETING

We are providing this proxy statement in connection with the solicitation of proxies by the board of directors of Rockwood Holdings, Inc. for use at Rockwood’s 2006 annual meeting of stockholders and at any adjournment of the annual meeting. You are cordially invited to attend the annual meeting, which will be held at the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, New Jersey 08540, on Wednesday, May 24, 2006 at 9:00 a.m. local time. This proxy statement is first being mailed to stockholders on or about April 26, 2006.

Stockholders Entitled to Vote

The record date for the annual meeting is April 13, 2006. Only stockholders of record as of the close of business on that date are entitled to notice of and to vote at the annual meeting. On April 13, 2006, there were 73,780,526 shares of common stock outstanding.

Required Vote

The presence in person or by proxy of the holders of a majority of the shares outstanding on the record date is necessary to constitute a quorum for the transaction of business at the meeting. Each stockholder is entitled to one vote, in person or by proxy, for each share of common stock held as of the record date on each matter to be voted on. Abstentions and broker non-votes are included in determining whether a quorum is present. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that item and has not received instructions from the beneficial owner.

Directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the annual meeting. Thus, an abstention or broker non-vote will have no effect on the outcome of the vote on election of directors at the annual meeting. For the ratification of the appointment of Deloitte & Touche LLP and all other matters, the affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote at the annual meeting is required.

As of April 13, 2006, affiliates of Kohlberg Kravis Roberts & Co. L.P., or KKR, beneficially own and have the right to vote approximately 50.9% of the outstanding shares of our common stock and have advised us that they intend to vote all such shares in favor of the nominees for director. As a result, we are assured a quorum at the annual meeting, the election of the Class I directors, and the ratification of the appointment of Deloitte & Touche LLP.

BOARD RECOMMENDATIONS AND APPROVAL REQUIREMENTS

Delaware law and Rockwood’s certificate of incorporation and by-laws govern the vote on each proposal. The board of directors’ recommendation is set forth together with the description of each item in this proxy statement. In summary, the board of directors’ recommendations and approval requirements are:

PROPOSAL 1. ELECTION OF DIRECTORS

The first item to be voted on is the election of three Class I directors to serve until their successors are duly elected and qualified. The board of directors has nominated three people as directors, each of whom is currently serving as a director of Rockwood.

You may find information about these nominees, beginning on Page 4.

You may vote in favor of all the nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. Assuming a quorum, each share of common stock may be voted for as many nominees as there are directors to be elected. Directors will be elected by a plurality of the votes cast. Stockholders may not cumulate their votes. Abstentions and broker non-votes will have no effect on the outcome of the vote on election of directors at the annual meeting.

The board of directors unanimously recommends a vote FOR each director nominee.

PROPOSAL 2.         RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The second item to be voted on is the ratification of the appointment of Deloitte & Touche LLP as Rockwood’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

You may find information about this proposal beginning on Page 5.

You may vote in favor of the proposal, vote against the proposal, or abstain from voting. Assuming a quorum, the proposal will pass if approved by a majority of the shares present in person or represented and entitled to vote on the matter. Abstentions will have the same effect as votes against the proposal and broker non-votes will have no effect on the outcome of the vote.

The board of directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as Rockwood’s independent registered public accounting firm.

PROPOSAL 3.     OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

The board of directors is not aware of any other business to be presented for a vote of the stockholders at the annual meeting. If any other matters are properly presented for a vote, the people named as proxies will have discretionary authority, to the extent permitted by law, to vote on such matters according to their best judgment.

PROXIES AND VOTING PROCEDURES

Your vote is important and you are encouraged to vote your shares promptly.

How Proxies are Voted

You may vote by completing and mailing the enclosed proxy card or by voting in person at the annual meeting. Each proxy will be voted as directed. However, if a proxy solicited by the board of directors does not specify how it is to be voted, it will be voted as the board of directors recommends—that is, FOR the election of the three nominees for Class I director named in this proxy statement and FOR the ratification of the appointment of Deloitte & Touche LLP as Rockwood’s independent registered public accounting firm for fiscal year ending December 31, 2006. If any other matters are properly presented at the annual meeting for consideration, such as consideration of a motion to adjourn the annual meeting to another time or place, the persons named as proxies will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the date this proxy statement went to press, we did not anticipate that any other matters would be raised at the annual meeting.

How to Revoke or Change Your Proxy

If you submit a proxy and then wish to change your vote or vote in person at the annual meeting, you will need to revoke the proxy that you have submitted. You can revoke your proxy at any time before it is voted by delivery of a properly executed, later-dated proxy or a written revocation of your proxy. A later-dated proxy or written revocation must be received before the annual meeting by the Corporate Secretary of Rockwood, Thomas J. Riordan, at 100 Overlook Center, Princeton, New Jersey 08540, or it must be delivered to the Corporate Secretary at the annual meeting before proxies are voted. You will be able to change your proxy as many times as you wish prior to its being voted at the annual meeting and the last proxy received chronologically will supersede any prior proxies.

Method and Cost of Proxy Solicitation

This proxy solicitation is being made on behalf of Rockwood and the expense of preparing, printing and mailing this proxy statement is being paid by us. Proxies may be solicited by officers, directors and employees of Rockwood in person, by mail, telephone, facsimile or other electronic means. We will not specially compensate those persons for their solicitation activities. In accordance with the regulations of the Securities and Exchange Commission and the New York Stock Exchange, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expense incurred in sending proxies and proxy materials to beneficial owners of our common stock.

Stockholder Director Nominations and Proposals for the 2007 Annual Meeting

Pursuant to Rockwood’s by-laws, stockholders may present director nominations and proposals that are proper subjects for consideration at an annual meeting. Rockwood’s by-laws require all stockholders who intend to nominate persons for election to the board of directors or make proposals at an annual meeting to give timely notice thereof in writing to the Corporate Secretary of Rockwood, Thomas J. Riordan, at 100 Overlook Center, Princeton, New Jersey 08540, not less than 90 days nor more than 120 days prior to the first anniversary of the date on which Rockwood first mailed its proxy materials for the previous year’s annual meeting. In the event that the date of the 2007 annual meeting is changed by more than 30 days from the anniversary date of the annual meeting, stockholder notice must be so delivered not earlier than 120 days prior to the 2007 annual meeting and not later than the close of business on the later of the 90th day prior to the 2007 annual meeting or the 10th day following the day on which public announcement of the date of the 2007 annual meeting is first made. However, if the number of directors to be elected to the board of directors of Rockwood is increased and there is no public announcement by Rockwood naming all of the nominees for director or specifying the size of the increased board of directors at least 100 calendar days prior to the anniversary of the mailing of proxy materials for the prior year’s annual meeting, then a stockholder notice only with respect to nominees for any new positions created by such increase must be received by the Corporate Secretary of Rockwood not later than the close of business on the 10th day following such public announcement.

PROPOSAL ONE

ELECTION OF DIRECTORS

The first agenda item to be voted on is the election of three Class I directors to serve until their successors are duly elected and qualified.

General Information

The board of directors currently consists of nine directors and is divided into three classes of equal size—Class I, Class II and Class III. Directors are generally elected for three-year terms on a staggered term basis, so that each year the term of office of one class will expire and the terms of office of the other classes will extend for additional periods of one and two years, as applicable. The term of office for current Class I directors expires at the annual meeting and thereafter until the person’s successor has been duly elected and qualified. The term of office for Class II and Class III directors will expire at the 2007 annual meeting of stockholders and the 2008 annual meeting of stockholders, respectively.

This year’s nominees have been nominated to serve for a three-year term expiring at the 2009 annual meeting of stockholders and thereafter until the person’s successor has been duly elected and qualified. We have inquired of the nominees and determined that they will serve if elected. If, for any reason, any nominee becomes unavailable for election and the board of directors selects a substitute nominee, the proxies will be voted for the substitute nominee selected by the board of directors. The board of directors has no reason to believe that any of the named nominees is not available or will not serve if elected.

On February 14, 2006, Edward A. Gilhuly resigned from the board of directors in connection with his resignation from KKR. Mr. Gilhuly’s term as director was set to expire at the 2006 annual meeting of stockholders. Rockwood’s board of directors, upon the recommendation of the corporate governance and nominating committee, filled the vacancy created by Mr. Gilhuly’s resignation by appointing a third independent member to the board of directors, Cynthia A. Niekamp, effective March 15, 2006.

The nominees are current directors of Rockwood, and a description of the background of each is set forth below. Immediately thereafter is a description of the background of the existing directors whose terms of office extend beyond the annual meeting.

Nominees for Election at the Annual Meeting

Name	Age	Position	Class
Cynthia A. Niekamp	46	Director	I
Susan Schnabel	44	Director	I
Fredrik Sjödin	31	Director	I

Cynthia A. Niekamp has been a director of Rockwood since March 15, 2006. Ms. Niekamp has been a Vice President of BorgWarner, Inc., and President and General Manager of its TorqTransfer Systems division since 2004. Prior to joining BorgWarner, Inc., she spent nine years at MeadWestvaco Corporation, where she served in various senior management roles in strategic planning as well as four years as President of its Specialty Papers division and most recently as Senior Vice President and Chief Financial Officer. From 1990 to 1995, she served in various operational and business development roles at TRW, Inc. and before that she spent approximately 10 years at General Motors Corporation in operations and engineering. Ms. Niekamp has a B.S. from Purdue University in industrial engineering and a M.B.A. from Harvard University.

Susan Schnabel has been a director of Rockwood since July 2004. Ms. Schnabel joined DLJ’s Investment Banking Division in 1990 and DLJ Merchant Banking in 1998. In 1997, she left DLJ’s Investment Banking Division to serve as Chief Financial Officer of PETsMART, a high growth specialty retailer of pet products and supplies, and joined DLJ Merchant Banking as Managing Director, Co-Head of European Leveraged Private Equity in 1998. Ms. Schnabel is a director of DeCrane Aircraft Holdings, Inc. and Environmental Systems Products, Inc. Ms. Schnabel received a B.S. from Cornell University in 1983 and a M.B.A. from Harvard University.

Fredrik Sjödin has been a director of Rockwood since 2003 and an executive of KKR since 2000. Prior to joining KKR, Mr. Sjödin was with Salomon Brothers International Ltd. Mr. Sjödin has an M.Sc. from the Stockholm School of Economics, Sweden and the Leonard N. Stern School of Business, New York University.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED ABOVE.

Directors Whose Terms Do Not Expire This Year

Name	Age	Position	Class
Seifi Ghasemi	61	Chairman and Chief Executive Officer	II
Brian F. Carroll	34	Director	III
Sheldon R. Erikson	64	Director	II
Todd A. Fisher	40	Director	III
Perry Golkin	52	Director	II
Douglas L. Maine	57	Director	III

Seifi Ghasemi has been Chairman and Chief Executive Officer of Rockwood and Rockwood Specialties Group since November 2001. From 1997 to 2001 he was with GKN, plc, a $6.0 billion revenue per year global industrial company. He served as a director of the Main Board of GKN, plc and was Chairman and Chief Executive Officer of GKN Sinter Metals, Inc. and Hoeganes Corporation. Before that, for 18 years, Mr. Ghasemi was with the BOC Group, plc, a $7 billion revenue per year global industrial gas company. He was a director of the Main Board of the BOC Group, plc; President, BOC Gases Americas and Chairman and Chief Executive Officer of BOC Process Plants, LTD and Cryostar. Mr. Ghasemi has a Masters of Science degree in Mechanical Engineering from Stanford University.

Brian F. Carroll has been a director of Rockwood since 2000, a member of Kohlberg Kravis Roberts & Co. LLC, which serves as a general partner of KKR, since January 2006, and an executive of KKR since 1999. In addition, Mr. Carroll was an executive at KKR from 1995 to 1997, at which time he left KKR to attend business school at Stanford University. Prior to joining KKR in 1995, Mr. Carroll was with Donaldson Lufkin & Jenrette Securities Corporation. Mr. Carroll is a member of the board of directors of Sealy Corporation. Mr. Carroll has a B.S. from the University of Pennsylvania and a M.B.A. from Stanford University.

Sheldon R. Erikson has been a director of Rockwood since November 10, 2005. Mr. Erikson has been the Chairman of the board of directors of Cooper Cameron Corporation, a global manufacturer, provider and servicer of petroleum equipment, since 1996 and the President and Chief Executive Officer since 1995. He was Chairman of the board of directors from 1988 to 1995, and President and Chief Executive Officer from 1987 to 1995, of The Western Company of North America, an international petroleum service company. He also serves on the boards of directors of the National Petroleum Council, the

American Petroleum Institute, the Petroleum Equipment Suppliers Association and the National Association of Manufacturers. Mr. Erikson studied at the University of Illinois and has a M.B.A. from Harvard University.

Todd A. Fisher has been a director of Rockwood since 2000, a member of Kohlberg Kravis Roberts & Co. LLC, which serves as a general partner of KKR, since January 2001 and an executive of KKR since 1993. Prior to joining KKR, he was with Goldman, Sachs & Co. in its Corporate Finance Department. Mr. Fisher is a member of the board of directors of Alea Group Holdings (Bermuda) Ltd, Bristol West Holdings, Inc., Duales System Deutschland AG and Koninklijke Vendex KBB BV. Mr. Fisher has a B.A. from Brown University, an M.A. from Johns Hopkins University and a M.B.A. from The Wharton School, University of Pennsylvania.

Perry Golkin has been a director of Rockwood since 2000. Mr. Golkin has been an executive with KKR and a general partner of KKR since 1995. In 1996, he became a member of Kohlberg Kravis Roberts & Co. L.L.C. which serves as the general partner of KKR. Mr. Golkin is also a member of the board of directors of Bristol West Holdings, Inc., PRIMEDIA, Inc., Alea Group Holdings (Bermuda) Ltd and Willis Group Holdings Limited. Mr. Golkin has a B.S., M.S. from The Wharton School, University of Pennsylvania and a J.D. from the University of Pennsylvania.

Douglas L. Maine has been a director of Rockwood since August 1, 2005. Mr. Maine joined International Business Machines in 1998 as Chief Financial Officer following a 20 year career with MCI, where he was Chief Financial Officer from 1992-1998. He was named General Manager of ibm.com in 2000 and General Manager of Consumer Products Industry in 2003 and retired in 2005. Mr. Maine is also a member of the board of directors of Alliant Techsystems, Inc. Mr. Maine has a B.S. from Temple University and a M.B.A. from Hofstra University.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The second agenda item to be voted on is the ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending December 31, 2006.

The audit committee of the board of directors has appointed Deloitte & Touche LLP to audit our consolidated financial statements for the fiscal year ending December 31, 2006. We are asking our stockholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. Although stockholder ratification of the appointment is not required, the board of directors is submitting the appointment of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate practice.

Even if the appointment is ratified, the audit committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Rockwood and our stockholders. If the appointment is not ratified by our stockholders, the audit committee will reconsider the appointment.

A representative of Deloitte & Touche LLP is expected to attend the annual meeting and be available to respond to appropriate questions. The representative will be afforded an opportunity to make a statement, if he or she desires to do so.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS ROCKWOOD’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL THREE

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the annual meeting for action by stockholders, proxies in the enclosed form returned to Rockwood will be voted in accordance with the recommendation of the board of directors, or in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

CORPORATE GOVERNANCE AND RELATED MATTERS

Director Independence

We avail ourselves of the “controlled company” exception under the NYSE rules which eliminates the requirements that we have a majority of independent directors on our board of directors and that we have compensation and corporate governance and nominating committees composed entirely of independent directors, but retains the requirement that we have an audit committee consisting of at least three members composed entirely of independent members within one year of the effectiveness of the registration statement on Form S-1, which is August 12, 2006. The board of directors has determined that Sheldon R. Erikson, Douglas L. Maine and Cynthia A. Niekamp are independent directors within the meaning of applicable NYSE listing standards and the applicable provisions of the Securities Exchange Act of 1934, as amended.

When making “independence” determinations, the board of directors shall broadly consider all relevant facts and circumstances, as well as any other facts and considerations specified by the NYSE, by law or by any rule or regulation of any other regulatory body or self-regulatory body applicable to Rockwood.  When assessing the materiality of a director’s relationship with Rockwood, the board of directors shall consider the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation.  Although the board of directors has not adopted categorical standards for purposes of affirmatively determining independence, the board has determined that the following relationships will not be considered material relationships that would impair a director’s independence:

•      the director beneficially owns, or is an employee or affiliate of another company or entity that beneficially owns, less than 10% of Rockwood’s common stock;

•      the director is a current employee, or an immediate family member of the director is a current executive officer, of another company that makes payments to, or receives payment from, Rockwood for property or services in an amount which does not exceed, and has not for each of the last three years exceeded, the greater of $1,000,000 or 2% of the consolidated gross revenues of such other company; and

•      the director serves as an executive officer, director or trustee of a tax exempt organization, and Rockwood’s contributions to such tax exempt organization do not exceed, and have not for each of the last three years exceeded, the greater of $1,000,000 or 2% of such tax exempt organization’s consolidated gross revenues.

Meetings of the Board of Directors

The board of directors is required to meet at least four times annually, or more frequently as circumstances dictate. The board of directors met four times in 2005, either in person or by telephone. All directors are expected to participate, whether in person or by telephone, in all board meetings. Each director attended at least 75% of all board of directors and applicable committee meetings during 2005, except for former director Edward A. Gilhuly who missed three board of directors’ meetings due to scheduling conflicts. Sheldon R. Erikson was only eligible to attend one meeting after his appointment to the board of directors in November 2005 but did not do so due to scheduling conflicts.

Audit Committee

Our audit committee currently consists of Brian F. Carroll, Sheldon R. Erikson, Douglas L. Maine and Cynthia A. Niekamp. Messrs. Erikson and Maine and Ms. Niekamp are independent directors. Mr. Carroll, who is not independent, will step down from the audit committee before August 12, 2006. Mr. Maine is the chairperson and serves as the audit committee financial expert.

Our audit committee is responsible for (1) selecting the independent auditors, (2) approving the overall scope of the audit, (3) assisting the board of directors in monitoring the integrity of our financial statements, the independent accountant’s qualifications and independence, the performance of the independent accountants and our internal audit function and our compliance with legal and regulatory requirements, (4) annually reviewing an independent auditors’ report describing the auditing firms’ internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, (5) discussing the annual audited financial and quarterly statements with management and the independent auditor, (6) discussing earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, (7) discussing policies with respect to risk assessment and risk management, (8) meeting separately, periodically, with management, internal auditors and the independent auditor, (9) reviewing with the independent auditor any audit problems or difficulties and managements’ response, (10) setting clear hiring policies for employees or former employees of the independent auditors, (11) handling such other matters that are specifically delegated to the audit committee by the board of directors from time to time and (12) reporting regularly to the full board of directors.

The audit committee has adopted a formal policy concerning the pre-approval of audit and non-audit services to be provided by our independent registered public accounting firm. The policy requires that all services to be performed by Deloitte & Touche LLP, including audit services, audit-related services and permitted non-audit services, be pre-approved by the audit committee. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a budget. Specific services being provided by the independent accountants are regularly reviewed in accordance with the pre-approval policy and the audit committee may pre-approve particular services on a case-by-case basis. The audit committee has delegated the authority to grant pre-approvals to Mr. Maine, the audit committee chair, when the full audit committee is unable to do so. At each subsequent audit committee meeting, the audit committee reviews these pre-approvals, receives updates on the services actually provided by the independent accountants, and management may present additional services for approval. For 2005, the audit committee pre-approved all audit, audit-related and non-audit services performed by Deloitte & Touche LLP.

Our audit committee is required to meet at least four times annually, or more frequently as circumstances dictate. The committee met nine times in 2005.

Our board of directors has adopted a written charter for the audit committee, which is available on our website at www.rocksp.com in the “Investor Relations – Corporate Governance” section, and upon written request by our stockholders at no cost. A copy of our audit committee charter is included as Exhibit A to this proxy statement.

Audit Committee Report

The audit committee reviews Rockwood’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on those audited consolidated financial statements in conformity with accounting principles generally accepted in the United States.

In fulfilling its responsibilities, the audit committee has reviewed and discussed the audited consolidated financial statements contained in Rockwood’s Annual Report on Form 10-K for the year ended December 31, 2005 with Rockwood’s management and independent registered public accounting firm. The audit committee has also discussed with the independent registered public accountant the matters required to be discussed by Statement on Auditing Standards No. 61, Communications With Audit Committees, including the quality, not just the acceptability of the accounting principles the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addition, the audit committee reviewed and discussed with the independent registered public accounting firm the auditor’s independence from Rockwood and its management, including the matters in the written disclosures and letter which were received by the audit committee from the independent registered public accountant, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

Based on the reviews and discussions referred to above, the audit committee approved the audited consolidated financial statements and recommended to the board of directors that they be included in Rockwood’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The audit committee has also selected Deloitte & Touche as Rockwood’s independent registered public accounting firm and are presenting the selection to the stockholders for ratification.

Douglas L. Maine, Chairperson Brian F. Carroll Sheldon R. Erikson Cynthia A. Niekamp

The preceding audit committee report is provided only for the purpose of this proxy statement. This report shall not be incorporated, in whole or in part, in any other Rockwood filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Compensation Committee

Our compensation committee currently consists of Brian F. Carroll, Todd A. Fisher and Susan Schnabel, none of whom are independent, as permitted by the “controlled company” exception. Mr. Fisher is the chairperson.

Our compensation committee is responsible for (1) reviewing key employee compensation policies, plans and programs, (2) reviewing and approving the compensation of our executive officers, (3) reviewing and approving employment contracts and other similar arrangements between us and our executive officers, (4) reviewing and consulting with the chief executive officer on the selection of officers and evaluation of executive performance and other related matters, (5) administration of stock plans and other incentive compensation plans and (6) such other matters that are specifically delegated to the compensation committee by the board of directors from time to time.

Our compensation committee is required to meet at least two times annually, or more frequently, as circumstances dictate. Our compensation committee met two times in 2005.

Our board of directors has adopted a written charter for the compensation committee which is available on our website at www.rocksp.com in the “Investor Relations – Corporate Governance” section, and upon written request by our stockholders at no cost.

Corporate Governance and Nominating Committee

Our corporate governance and nominating committee consists of Brian F. Carroll, Todd A. Fisher and Susan Schnabel, none of whom are independent, as permitted by the “controlled company” exception.

The corporate governance and nominating committee is responsible for (1) developing corporate governance guidelines, (2) developing and recommending criteria for selecting new directors, (3) overseeing evaluations of the board of directors and its members, (4) screening and recommending to the board of directors individuals qualified to become executive officers and (5) handling such other matters that are specifically delegated to the corporate governance and nominating committee by the board of directors from time to time.

In nominating candidates to serve as directors, the board of directors’ objective, with the assistance of the corporate governance and nominating committee, is to select individuals with skills and experience that can be of assistance to management in operating our business. When evaluating the recommendations of the corporate governance and nominating committee, the board of directors should consider whether individual directors possess the following personal characteristics: integrity, accountability, informed judgment, financial literacy, mature confidence and high performance standards. The board of directors as a whole should possess all of the following core competencies, with each candidate contributing knowledge, experience and skills in at least one domain: accounting and finance, business judgment, management, industry knowledge, leadership and strategy/vision. For a description of the procedures for stockholders to submit proposals regarding director nominations, see “Stockholder Director Nominations” below.

Our corporate governance and nominating committee is required to meet at least two times annually, or more frequently as circumstances dictate. Our corporate governance and nominating committee met two times in 2005.

Our board of directors has adopted a written charter for the corporate governance and nominating committee which is available at our website at www.rocksp.com in the “Investor Relations – Corporate Governance” section, and upon written request by our stockholders at no cost.

Presiding Director of Non-Management Executive Sessions

The board of directors has determined that at each executive session of non-management members of the board of directors, the non-management members in attendance will determine by majority vote which member will preside at such session.

Corporate Governance Guidelines

The board of directors has adopted Corporate Governance Guidelines which set forth the board of directors’ core principles of corporate governance and are designed to promote its effective functioning and assist the board of directors in fulfilling its responsibilities. The board of directors will review and amend these guidelines from time to time as it deems necessary and appropriate. The Corporate Governance Guidelines are available on our website at www.rocksp.com in the “Investor Relations – Corporate Governance” section, and upon written request by our stockholders at no cost.

Codes of Business Conduct and Ethics

We are committed to conducting business in accordance with the highest ethical standards and all applicable laws, rules and regulations. We have adopted a Code of Business Conduct and Ethics that applies to our employees, executive officers and directors. In addition, we have adopted a Code of Ethics For Executive Officers and Financial Officers that applies to our executive officers and our financial officers. Both are available on our website at www.rocksp.com, in the “Investor Relations – Codes of Conduct” section, and upon written request by our stockholders at no cost.

Director Candidate Recommendations by Stockholders

The corporate governance and nominating committee has adopted policies and procedures for director candidate recommendations by stockholders. Acceptance of a recommendation does not imply, however, that the committee will nominate the recommended candidate.

Each recommendation should be accompanied by certain information relating to the stockholder making such recommendation, as well as information concerning the recommended candidate, including the name, address and relevant qualifications of the recommended candidate. A stockholder that wishes to recommend a candidate for election to the board of directors should complete and submit a director recommendation form (which is attached as an exhibit to the policies and procedures for candidate recommendations by stockholders) and submit it to the corporate governance and nominating committee:

By mail:

Stockholder Director Recommendation

Corporate Governance and Nominating Committee

c/o:  Senior Vice President, Law & Administration

Rockwood Holdings, Inc.

100 Overlook Center

Princeton, NJ  08540

By fax:

(609) 514-8722

Stockholders who are recommending candidates for nomination in connection with the next annual meeting of stockholders should submit their completed director recommendation forms no later than March 1 of the year of that meeting.

A copy of these policies and procedures is available on our website at www.rocksp.com in the “Investor Relations – Corporate Governance” section, and upon written request by our stockholders at no cost.

Stockholder Communications with the Board of Directors

The corporate governance and nominating committee has adopted procedures for stockholders to communicate with Rockwood’s board of directors. Any stockholder may communicate with (i) the board of directors as a whole, (ii) the independent directors as a group, (iii) when appointed, the presiding director of executive sessions of non-management directors, (iv) any other individual member of the board of directors, or (v) any committee of the board of directors by submitting those communications to the appropriate person or group:

By mail:

Stockholder Communication to the Board of Directors

[Name of Appropriate Person or Group]

c/o:  Senior Vice President, Law & Administration

Rockwood Holdings, Inc.

100 Overlook Center

Princeton, NJ  08540

By fax:

(609) 514-8722

All appropriate stockholder communications received by the Senior Vice President, Law & Administration will be forwarded to the appropriate person or group. Inappropriate communications include those not related to the duties or responsibilities of the board of directors. In addition, the receipt of any accounting, internal controls or audit-related complaints or concerns will be forwarded to the audit committee.

A copy of these procedures is available on our website at www.rocksp.com in the “Investor Relations – Corporate Governance” section, and upon written request by our stockholders at no cost.

Director Compensation

We pay each non-management director an annual retainer of $75,000. In addition, we pay an additional annual retainer of $25,000 and $12,500 to the chairman of the audit committee and each member of our audit committee, respectively. We also grant each independent director stock options and may in the future grant restricted stock awards under our 2005 Amended and Restated Stock Purchase and Option Plan. In 2005, we granted options to purchase 12,500 shares of our common stock to each of Messrs. Erikson and Maine at fair market value.

AUDIT AND RELATED FEES

The following table summarizes aggregate fees billed to us by Deloitte & Touche LLP for the fiscal years ended December 31, 2005 and 2004, with the following notes explaining the services underlying the table captions:

	2005	2004
	(millions)
Audit fees (1)	$5.4	$6.0
Audit-related fees (2)	1.7	8.0
Tax fees (3)	1.3	1.6
All other fees (4)	—	0.2

Total	$8.4	$15.8

(1)           Includes fees for the audit of our annual consolidated financial statements, review of the consolidated financial statements included in our Form 10-Qs, various services in connection with other SEC filings, including comfort letters, and foreign subsidiary statutory audits.

(2)           Includes  fees for services related to due diligence reviews of potential and consummated mergers, acquisitions and dispositions, including the acquisition of the Dynamit Nobel businesses, as well as advisory services in connection with Section 404 of the Sarbanes-Oxley Act.

(3)           Includes fees for services related to tax compliance, including preparation of U.S. and foreign tax returns, responses to tax authorities and assistance on tax appeals and audits; tax planning and advice, including potential and completed restructuring of existing organizations and advice related to tax structuring for mergers, acquisitions and divestitures.

(4)           Includes fees related to services provided in connection with benefit plans of acquired companies.

For additional information, please see “Audit Committee” beginning on page 6.

EXECUTIVE OFFICERS

In addition to Seifi Ghasemi, Rockwood’s chairman and chief executive officer, whose biography is included on page 4, Rockwood also has the following executive officers that are not directors.

Robert J. Zatta (56) has been Senior Vice President and Chief Financial Officer of Rockwood and our indirect subsidiary, Rockwood Specialties Group, Inc. since April 2001. Prior to joining Rockwood, he spent 12 years with the Campbell Soup Company, where he held several significant financial management positions, including his final position as Vice President responsible for Corporate Development and Strategic Planning. Prior to joining Campbell Soup Company in 1990, he worked for General Foods Corporation and Thomas J. Lipton, Inc. Mr. Zatta has a B.S. in Business Administration and a M.B.A. in Finance.

Thomas J. Riordan (56) has been Senior Vice President, Law & Administration of Rockwood and Rockwood Specialties Group, Inc. since 2000. Prior to that he was Vice President, Law & Administration of Laporte Inc. since 1992 and joined Laporte in 1989. Mr. Riordan worked for UOP from 1975 to 1989 where he held various positions, most recently Chief Litigation Counsel. Mr. Riordan has a B.A. in Liberal Arts, an M.B.A. and a J.D., is admitted to the Illinois Bar, has a New Jersey Limited In-House Counsel License and is a member of the American Bar Association, and has taken part in the Wharton/Laporte Business Program.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Committee Report on Executive Compensation

Compensation Philosophy, Policies and Plans for Executive Officers

The compensation committee operates pursuant to a charter which delegates responsibility for the compensation and benefits of Rockwood’s executive officers and other members of senior management to the compensation committee. The compensation committee is primarily responsible for :

•      establishing and reviewing the overall compensation philosophy of Rockwood,

•      evaluating the performance of and reviewing and approving the all aspects of compensation of our executive officers and directors,

•      monitoring, approving and reviewing the cash incentive, deferred compensation, profit sharing, equity based compensation and all other compensation plans and all awards under such plans, and

•      overseeing compliance with the applicable compensation reporting requirements of the SEC.

Rockwood and its subsidiaries seek to attract and retain highly qualified and talented professionals. The marketplace in which Rockwood competes is highly competitive. Further, our compensation policies, while designed to secure the services of appropriate professionals, must also support our vision of creating a dynamic company, and delivering superior value and growth.

In furtherance of these goals, Rockwood’s executive compensation program is reviewed and approved by the compensation committee. The compensation committee has retained an internationally recognized human resources consultant to provide advisory services in connection with reviewing its compensation program, including the compensation of our chairman and chief executive officer, executive officers and key employees. Our consultant provided data that reflect the compensation practices for public companies of comparable business character and size, including companies in the chemical industry, to assist the compensation committee’s review. Companies used in the chemical industry group include many of those used in the S&P Supercomposite Specialty Chemicals Index used in the performance graph included in this proxy. In addition, the compensation committee considered published compensation survey data provided by our consultants for similar executive job descriptions.

There are three main elements to our senior executive compensation:

•      Cash compensation through salaries;

•      Variable annual cash compensation through our Short-Term Incentive Plan; and

•      Long term equity compensation through our 2005 Amended and Restated Stock Purchase and Option Plan.

Base Salaries

Base salaries are set at levels designed to be competitive in the labor markets in which our senior executives operate. The compensation committee annually reviews the performance of our executive officers, including our chairman and chief executive officer, based on quantitative and qualitative criteria as well as comparisons to survey data and establishes appropriate increases in base salary compensation.

Short-Term Incentive Plan for Rockwood Holdings, Inc. and Subsidiaries

Awards under the Short-Term Incentive plan are designed to provide our senior executives, as well as our key employees, the opportunity to achieve cash bonus awards based on predetermined quantitative performance of Rockwood, performance of the business units for which they are responsible and, in some cases, their individual qualitative performance that support Rockwood’s overall goals. The compensation committee sets the performance criteria based on the consolidated or relevant business unit annual budgets that are approved by the board of directors. The current performance criteria set at Rockwood’s and business unit level relate to adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) and net working capital, with Adjusted EBITDA and working capital representing 80% and 20%, respectively of an individual’s target rate. Targets rates for our chief executive officer and our other executive officers are set by the compensation committee. For 2005, target rates for the executive officers were 125% of base salary of our chief executive officer; 100% of base salary for our senior vice president and chief financial officer and 100% of base salary for our senior vice president-law & administration. Participants in our Short-Term Incentive Plan, including our named executive officers, have a range of potential awards, both above and below their target rate based on actual results as compared to budgeted results. Our Short-Term Incentive Plan payments are typically made in March following the year of performance and our payments to the chairman and chief executive officer and executive officers are reviewed and approved by the compensation committee. The compensation committee has approved the bonus awards under the Short-Term Incentive Plan for 2005.

Long-Term Equity Compensation

Owning an equity interest is a fundamental part of our compensation philosophy and furthers the goal of aligning management compensation with the interests of stockholders. Our chairman and chief executive officer, executive officers, and certain key employees have ownership in Rockwood’s shares, pursuant to the 2001 and 2004 management equity programs. In addition, those persons were granted options under the 2005 Amended and Restated Stock Purchase and Option Plan. The number of shares of common stock such persons were permitted to purchase was based upon a review of each participant’s performance and contribution or potential contribution for new hires and the number of options granted is a common multiple of the number of shares of common stock purchased. The options are typically granted as follows: 50% vest and become exercisable over the passage of time and 50% vest and become exercisable upon the achievement of certain quantitative performance targets. Our named executive officers and certain key employees’ performance targets are based upon net equity values, which is generally calculated as Adjusted EBITDA times a multiple less net debt and others are based on a particular business units’ Adjusted EBITDA.

All option grants made under the 2005 Amended and Restated Stock Purchase and Option Plan have been made in the form of qualified and non-qualified stock options at exercise prices equal to the fair market value of Rockwood’s common stock at the date of grant. No options were granted to any named executive officer in 2005.

Basis for Chairman and Chief Executive Officer’s Compensation

Seifi Ghasemi’s base salary for 2005 was $1,250,000 and he was awarded a cash bonus under the Short-Term Incentive Plan of $1,668,823 in March 2005. The compensation package for Mr. Ghasemi is designed primarily with reference to the quantifiable and qualitative annual performance of Rockwood compared to earlier years. Factors include the performance criteria described above as well as Mr. Ghasemi’s overall leadership and influence on the performance and strategic direction of Rockwood. Important factors in evaluating Mr. Ghasemi’s performance for 2005 include Rockwood’s achieving its financial targets set for 2004, successfully completing its initial public offering, which enabled Rockwood to significantly reduce its debt, and integrating the Dynamit Nobel businesses acquired in July 2004 and acquiring the business in our Clay-Additives division in December 2005. The compensation committee concluded that his performance in these areas was attained or exceeded.

Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally allows a deduction to publicly traded companies for certain qualifying performance based compensation. Section 162(m) disallows a deduction to the extent certain non-performance based compensation over $1 million paid to the chief executive officer or any of the four other most highly compensated executive officers. Because Rockwood became publicly traded in 2005, Rockwood believes that Section 162(m) deduction limits for fiscal 2005 will not be applicable. Rockwood believes its Short-Term Incentive Plan is exempt from Section 162(m) until its 2009 annual stockholder’s meeting under relief provided to companies that become publicly held in connection with an initial public offering. In addition, Rockwood believes the Short-Term Incentive Plan satisfies the requirements for exemption under Internal Revenue Code Section 162(m) as a performance based plan. To maintain flexibility in compensating executive officers in a manner consistent with its goals, the compensation committee has not adopted a policy that all compensation must be deductible. The compensation committee will continue to monitor this matter.

Todd A. Fisher, Chairperson

Brian F. Carroll

Susan Schnabel

Compensation Committee Interlocks and Insider Participation

The compensation levels of our executive officers are currently determined by the compensation committee as described in this proxy statement. None of our executive officers has served as a director or member of the compensation committee, or other committee serving an equivalent function, of any entity of which an executive officer is expected to serve as a member of our compensation committee.

Summary Compensation Table

The following table shows all compensation awarded to, earned by, or paid to our chief executive officer and our other two most highly compensated executive officers at December 31, 2005.

		Annual Compensation			Long-Term Compensation
					Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation (1)	Restricted Stock Award(2)	Securities Underlying Options(#)	LTIP Payouts ($ )	All Other Compensation
Seifi Ghasemi	2005	$1,250,000	$1,668,823	$618,318	—	—	—	$35,630	(3)
Chairman and Chief	2004	1,150,000	3,207,899	230,736	$277,778	—	—	1,120,130	(3)
Executive Officer	2003	1,037,500	648,690	46,732	333,335	—	—	608,280	(3)

Robert J. Zatta	2005	423,750	459,260	35,669	—	—	—	69,301	(5)
Senior Vice President	2004	396,938	831,487	29,053	—	—	—	20,850	(4)
and Chief Financial Officer	2003	368,313	149,685	27,662	—	—	—	18,000	(4)

Thomas J. Riordan	2005	335,000	363,136	29,597	—	—	—	56,609	(5)
Senior Vice President,	2004	313,500	656,978	31,449	—	—	—	43,156	(5)
Law & Administration	2003	290,500	118,062	4,239	—	—	—	42,725	(5)

(1)           For each of Mr. Ghasemi, Mr. Zatta and Mr. Riordan, the amounts for 2005, 2004 and 2003 include gross up and taxable portion of company-provided basic life insurance and auto allowances. The amounts for Mr. Ghasemi include a car allowance of $32,724 for 2005, $32,724 for 2004 and approximately $36,000 for 2003. The amount for Mr. Ghasemi in 2005 includes $576,000 ($48,000 per month for twelve months), and 2004 includes $192,000 (four payments of $48,000) in lieu of contributions into his non-qualified supplemental pension pursuant to the terms of Mr. Ghasemi’s amended employment agreement. See “—Employment and Other Agreements—Agreements with Seifi Ghasemi.” The amounts for Mr. Zatta include a car allowance of $25,113 for 2005, $26,168 for 2004 and $30,000 for 2003. The amounts for Mr. Riordan include a car allowance of $26,377 for 2005,  $30,288 for 2004 and $3,500 for 2003.

(2)           These restricted stock units (payable in shares of our common stock) were granted under Mr. Ghasemi’s employment agreement with us and are fully vested. See “—Employment and Other Agreements—Agreements with Seifi Ghasemi.” Amounts reported represent the dollar value of the aggregate restricted stock units on the date of grants held by Mr. Ghasemi which vested during the respective years.

(3)           For 2005, represents (i) $21,350 in company contributions into a qualified plan, and (ii) $14,280 of annual premiums paid by us with respect to a life insurance benefit of Mr. Ghasemi. For 2004, represents (i) $384,000 ($48,000 per month for eight months) into a non-qualified supplemental pension; (ii) a one-time payment of $200,000 in connection with the termination of the non-qualified supplemental pension; (iii) $501,000 cumulative net gain on rabbi trust; (iv) $20,850 in company contributions into a qualified plan and (v) $14,280 of annual premium paid by us with respect to a life insurance benefit of Mr. Ghasemi. For 2003, represents (i) $576,000 ($48,000 per month for twelve months) into a non-qualified supplemental pension; (ii) $18,000 in company contributions into a qualified plan and (iii) $14,280 of annual premium paid by us with respect to a life insurance benefit of Mr. Ghasemi. See “ —Employment and Other Agreements—Agreements with Seifi Ghasemi.”

(4)           Represents our contributions into various qualified  plans.

(5)           Represents our contributions into various qualified and non-qualified plans.

Aggregated Option/SAR Exercises in Last Fiscal Year and Year-End Option/SAR Values

	Shares Acquired on Exercise	Value	Number of Securities Underlying Unexercised Options/SARs at Year-End (%)		Value of Unexercised In-the-Money Options/SARs at FY-End ($) Exercisable/
Name	($)(1)	Realized ($)(1)	Exercisable (2)	Unexercisable (2)	Unexercisable (2)
Seifi Ghasemi	—	—	391,879	609,217	$2,006,420/$4,119,275
Robert J. Zatta	—	—	72,557	132,796	371,492/679,916
Thomas J. Riordan	—	—	102,677	136,901	525,706/700,933

(1)           None of the named executive officers exercised any stock options during 2005.

(2)           The value of the options granted was calculated assuming a stock price of $19.73, which was the closing price of the common stock on the NYSE on December 30, 2005, which was the last trading day of the year. For Mr. Ghasemi, includes 68,452 vested restricted stock units valued at the $19.73 stock price.

The following table provides information as of December 31, 2005 with respect to our compensation plan (including individual compensation arrangements) under which our equity securities are authorized for issuance:

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under the equity compensation plan (excluding securities reflected in column (a))
Equity compensation plan approved by stockholders (2)	4,403,622	$14.68	4,649,395

(1)           Excludes 68,452 shares of common stock underlying the vested restricted stock units granted to Mr. Ghasemi. See “Employment and Other Agreements—Agreements with Seifi Ghasemi.”

(2)           Rockwood does not have any equity compensation plans that have not been approved by stockholders.

Employment and Other Agreements

Agreements with Seifi Ghasemi

We entered into an employment agreement, dated as of September 28, 2001, as amended as of August 9, 2004 and September 24, 2004, with Mr. Ghasemi pursuant to which he is serving as our Chairman and Chief Executive Officer. The agreement automatically renews for successive one-year periods, unless either party gives 60 days advance written notice not to renew the term of the agreement prior to any such extension date. Either party may terminate the agreement at any time; however, Mr. Ghasemi must give at least 180 days advance written notice to terminate his employment (other than in connection with his notice not to renew the terms of the employment agreement, as otherwise described above).

The agreement initially provided Mr. Ghasemi with an annual base salary of $1,000,000 and as amended, provided Mr. Ghasemi with an annual base salary of $1,250,000 effective August 1, 2004, and a target annual bonus award equal to 125% of his base salary (subject to our achievement of specified performance targets), both of which may be increased in the discretion of our board of directors.

Pursuant to the first amendment, Mr. Ghasemi’s supplemental executive retirement plan, or SERP, and the related rabbi trust, were terminated and the assets were distributed to him. We will continue to make payments of $48,000 per month to Mr. Ghasemi as a supplemental pension benefit. In addition, in connection with the termination of the SERP, Mr. Ghasemi was granted a special one-time payment of $200,000.

Pursuant to the original agreement, Mr. Ghasemi agreed to purchase a certain number of shares of our common stock, and in connection therewith, received a grant of 68,452 restricted stock units (payable in shares of our common stock) which vested in equal quarterly installments over a three-year period and a grant of time options to purchase a certain number of shares of our common stock which vest over a five-year period. Except in the event of a sale of shares of our common stock by affiliates of KKR giving rise to tag-along or drag-along rights under Mr. Ghasemi’s amended and restated sale participation agreement, the shares of common stock underlying vested restricted stock units are issuable upon the later of (i) the date such shares can be sold in the public market without restriction on transfer, and (ii) the termination of Mr. Ghasemi’s employment. Pursuant to the agreement governing the restricted stock units, if a cash dividend is paid on the outstanding shares of common stock, Mr. Ghasemi will receive, at the time he becomes entitled to receive the shares of our common stock underlying the restricted stock units, an additional number of shares of our common stock equal to the quotient of (a) the product of the amount of the dividend paid with respect to one share of our common stock multiplied by the number of vested restricted stock units then held by Mr. Ghasemi (plus any number of shares of our common stock previously calculated in respect of any other cash dividend) divided by (b) the fair value per share of our common stock at the time the dividend is paid. The number of shares of our common stock issuable is subject to adjustment in the event of a stock dividend, split, combination, recapitalization, change of control or other similar event.

In connection with the second amendment, Mr. Ghasemi agreed pursuant to the amended and restated management stockholder’s agreement to purchase an additional number of shares of our common stock, and in connection therewith, was granted a time/performance option to purchase an additional number of shares of our common stock. At the same time, Mr. Ghasemi was granted a separate time option to purchase a certain number of shares of our common stock. The time/performance option vests over a five-year period as to 40% of the shares of our common stock subject to the option and vests, as to the remaining 60%, over a five-year period and to the extent certain performance targets are achieved. The time option vests over a period ending January 1, 2008.

Mr. Ghasemi’s agreement also provides that if his employment is terminated by us without “cause” (which includes our nonrenewal of the term of the employment agreement as described above), or if he resigns for “good reason,” he will be entitled to receive:

•      accrued but unpaid current compensation and supplemental pension benefit;

•      continued payment, in equal installments over the 24-month period following any such termination, of an amount equal to two times the sum of (x) his then base salary and (y) the average of his annual bonuses, if any, earned or payable in respect of our two full fiscal years prior to the date of his termination; and

•      continued monthly supplemental benefit contributions for a period of 12 months following such termination.

Mr. Ghasemi’s employment agreement also contains certain restrictive covenants relating to confidentiality, non-competition and non-solicitation.

Agreements with Robert Zatta

We entered into an employment agreement with Mr. Zatta, dated as of March 21, 2001, as amended as of October 19, 2004, pursuant to which he is serving as our Senior Vice President and Chief Financial Officer. The agreement provides for an annual base salary, subject to potential increase on an annual basis, a signing bonus, a company automobile and entitles him to participate in our health, welfare, retirement and bonus programs.

Mr. Zatta’s employment agreement may be terminated upon twelve months’ prior written notice by us or six months’ prior written notice by Mr. Zatta. Mr. Zatta’s employment agreement also provides that if his employment is involuntarily terminated, other than for “cause,” as defined in the agreement, or he resigns with “good reason,” as defined in the agreement, he will be entitled to (i) a lump sum cash payment equal to his three months base salary, (ii) continuation of health care coverage, to the extent applicable for a specified period of time, (iii) continued use of a company car for a period of twelve months, (iv) a severance payment equal to two weeks base salary plus one week salary for each year of service and (v) a further severance payment of three months salary.

Under his employment agreement, Mr. Zatta was entitled to purchase shares of our common stock in accordance with the terms and conditions of the management stockholder’s agreement, which he did, and in connection therewith, was granted a time/performance option to purchase an additional number of shares of our common stock. In October 2004, Mr. Zatta was granted the right to purchase an additional number of shares of our common stock, which he did, and in connection therewith, was granted a time/performance option and a performance option to purchase an additional number of shares of our common stock in accordance with the terms and conditions of the amended and restated management stockholder’s agreement.

Mr. Zatta’s employment agreement also contains certain restrictive covenants relating to confidentiality and non-competition.

Agreements with Thomas Riordan

We have entered into an employment agreement with Mr. Riordan, dated October 13, 1994, pursuant to which he is serving as our Senior Vice President, Law & Administration. The employment agreement provides for base monthly salary, subject to potential increase on an annual basis, a company automobile, and entitles him to participate in our health, welfare, retirement and bonus programs.

Mr. Riordan’s employment agreement may be terminated upon twelve months’ prior written notice by us or six months’ prior written notice by Mr. Riordan. Mr. Riordan’s employment agreement also provides that if his employment is involuntarily terminated, other than for “cause,” as defined in the agreement, or he resigns with “good reason,” as defined in the agreement, he will be entitled to (i) a lump sum cash payment equal to his three months base salary, (ii) continuation of health care coverage, to the extent applicable for a specified period of time, (iii) continued use of a company car for a period of twelve months, (iv) a severance payment equal to two weeks base salary plus one week salary for each year of service and (v) a further severance payment of three months salary.

Mr. Riordan’s employment agreement contains provisions relating to confidential information and covenants not to compete for a period of one year in the event we continue to pay current salary and benefits for that period.

Under the management stockholder’s agreement Mr. Riordan entered into in 2001, he purchased shares of our common stock and in connection therewith, was granted a time/performance option to purchase an additional number of shares of our common stock. In October 2004, Mr. Riordan was granted the right to purchase an additional number of shares of our common stock, which he did, and in connection therewith, was granted a time/performance option and a performance option to purchase an additional number of shares of our common stock in accordance with the terms and conditions of the amended and restated management stockholder’s agreement.

Stock Purchase and Option Plan

We have adopted the 2005 Amended and Restated Stock Purchase and Option Plan of Rockwood Holdings, Inc. and Subsidiaries (formerly the Amended and Restated 2003 Stock Purchase and Option Plan of Rockwood Holdings, Inc. and Subsidiaries, which was formerly the 2000 Stock Purchase and Option Plan of Rockwood Holdings, Inc. and Subsidiaries), which provides for the grant of incentive stock options (within the meaning of Section 422 of the Internal Revenue Code), options that are not incentive stock options, and various other stock-based grants, including the shares of our common stock sold to, and options granted to, the executive officers and other key employees. The total shares available for grant under the stock plan, as of December 31, 2005, are 10,000,000, of which 878,531 shares of common stock have been sold and issued, and 4,403,622 stock options to purchase shares of common stock and 68,452 shares of common stock underlying the restricted stock units have been granted to date. As of December 31, 2005, we have granted under the stock plan certain options as incentive stock options to the maximum extent permitted by applicable law and the remainder as non-incentive stock options. The options are generally granted as follows: 50% vest and become exercisable over the passage of time, which we refer to as “time options,” assuming the optionee continues to be employed by us, and 50% vest and become exercisable over time based upon the achievement of certain performance targets, which we refer to as “performance options.”

Exercise Price. The exercise price of the options is the fair market value of the shares underlying the options on the date of the grant of the option, unless otherwise specified for particular options.

Vesting of Time Options. Time options generally become exercisable by the holder of the option in installments of 20% on each of the first five anniversaries of the “initial vesting date” which is generally defined as the grant date. Time options granted prior to 2004 vest as follows: 10% in year one, 10% in year two, 25% in year three, 25% in year four and 30% in year five.

Vesting of Performance Options. Performance options generally become exercisable as to 100% of the options on the eighth anniversary of the grant date; however, they will become earlier exercisable as to 20% of the total performance options on December 31 of each fiscal year beginning with the 2004 fiscal year upon the completion of the audit for the then ending period, subject to certain employment restrictions to the extent that we, or a division of ours, as applicable, achieves certain performance targets. Certain option holders have “company-wide performance targets,” which targets are based on our achievement of certain implied equity values. Other option holders have “divisional performance targets,” which targets are based on a particular division’s achievement of annual or cumulative EBITDA. In the event that performance targets are not achieved in any given fiscal year but the cumulative targets are achieved in a subsequent year, the performance option will become exercisable as to the previously unexercisable percentage of the performance options from the missed years, as well as with respect to the percentage of the performance options in respect of the fiscal year in which the performance targets are achieved. Options generally are not exercisable as to any shares following the termination of an optionee’s employment with us or our subsidiaries.

Effect of Change in Control. In addition, upon the occurrence of a change in control, as defined in the stock plan, the exercisability of the time options will automatically accelerate with respect to 100% of the shares of our common stock subject to the time options. Immediately prior to a change of control, a ratable portion of unvested performance options will automatically vest if our board of directors makes a good faith determination that the applicable performance target(s) would have been met for the year in which the change of control occurs, but for the change of control. Our board of directors, in its discretion, may further determine to accelerate the vesting of all performance options.

Miscellaneous. The options will only be transferable by will or pursuant to applicable laws of descent and distribution upon the death of the optionee. The stock plan may be amended or terminated by our board of directors at any time.

Management Equity Programs. In connection with the KKR acquisition, we implemented a management equity program, which we refer to as the 2001 management equity program, under which members of our management and certain other employees, including our executive officers, were given the opportunity to purchase shares of our common stock, and were entitled to receive options to purchase additional shares of our common stock, depending upon the initial number of shares each employee purchased. In connection with the 2001 management equity program, 401,103 shares were purchased and options to purchase 1,787,933 shares were granted, net of subsequent redemptions and forfeitures, each at the same price per share paid by affiliates of KKR.

In connection with the acquisition of the Dynamit Nobel businesses, we implemented a new management equity program, which we refer to as the 2004 management equity program, under which members of our management and certain other employees, including our executive officers, in the United States, Germany and other countries were given the opportunity to purchase shares of our common stock and were entitled to receive options to purchase additional shares of our common stock, depending upon the initial number of shares each employee purchased. In connection with the 2004 management equity program, 477,428 shares were purchased and options to purchase 2,020,658 shares were granted, net of subsequent forfeitures, each at the same price per share paid by affiliates of KKR and DLJ Merchant Banking III, L.P. (“DLJMB”) in connection with the acquisition of the Dynamit Nobel businesses.

Pursuant to the 2001 management equity program, we made loans to ten employees including Mr. Zatta and Mr. Riordan in order to assist them in purchasing, in whole or in part, their shares of our common stock. The loans are repayable on the earliest to occur of (i) the fifth anniversary of the date the employee purchases his or her shares of our common stock, (ii) certain terminations of employment or (iii) the receipt by the employee of any proceeds from the sale or other disposition of his or her shares of our common stock. We have full recourse against the employees and all of their assets for repayment of the principal of or interest on the loans. The loans are secured by all of an employee’s shares of our common stock, including any shares of our common stock obtained upon exercise of any stock options held by the employee. As of March 31, 2006, we had approximately $0.5 million in outstanding loans made to employees.

The shares of our common stock purchased by the employees, the options granted to the employees and the shares of our common stock an employee may receive upon exercise of an option under both the 2001 management equity program and 2004 management equity program, are subject to transfer restrictions until the fifth anniversary of the date the employees originally purchased their shares of our common stock, and are also subject to our right, prior to such fifth anniversary, to repurchase the shares of our common stock and vested options upon termination of an employee’s employment.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table and accompanying footnotes show information as of March 15, 2006, regarding the beneficial ownership of our common stock by:

•      each person who is known by us to beneficially own more than 5% of our common stock;

•      each of our directors and named executive officers; and

•      all of our directors and executive officers as a group.

Unless otherwise indicated, the address of each person named in the table below is c/o Rockwood Holdings, Inc., 100 Overlook Center, Princeton, NJ 08540.

Name and Address of Beneficial Owner	Beneficial Ownership of Our Common Stock (1)	Percentage of Our Common Stock
KKR(2)	38,533,536	51.6%
DLJMB(3)	10,909,384	14.8%
Seifi Ghasemi(4)	579,781	*
Robert J. Zatta(5)	116,123	*
Thomas J. Riordan(6)	154,015	*
Brian F. Carroll(2)	38,533,536	51.6%
Sheldon R. Erikson(7)	10,000	*
Todd A. Fisher(2)	38,533,536	51.6%
Perry Golkin(2)	38,533,536	51.6%
Douglas L. Maine(7)	5,000	*
Cynthia A. Niekamp(8)	1,000	*
Susan Schnabel(3)	—	—
Fredrik Sjödin(2)	38,533,536	51.6%
All directors and executive officers of Rockwood Holdings as a group (11 persons)	39,399,456	52.3%

*              Less than 1%.

(1)           The amounts and percentages of our common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of such securities as to which such person has an economic interest.

(2)           KKR affiliates currently beneficially own as a group 38,533,536 shares of our common stock as follows:

•      5,404,211 shares are beneficially owned by KKR Millennium Fund L.P., for which KKR Associates Millennium L.P. is the general partner, and for which KKR Millennium GP LLC is the general partner of that limited partnership and exercises sole voting and investment power with respect to such shares; 958,315 of the 5,404,211 shares of our common stock shown as beneficially owned by KKR Millennium Fund L.P. reflect shares of common stock issuable upon exercise of warrants issued in connection with the July 2003 debt refinancing;

•      19,138,916 shares are beneficially owned by KKR 1996 Fund L.P., for which KKR Associates 1996 L.P. is the general partner, and for which KKR 1996 GP LLC is the general partner of that limited partnership and exercises sole voting and investment power with respect to such shares;

•      164,282 shares are beneficially owned by KKR Partners II, L.P., for which KKR Associates (Strata) L.P. is the general partner, and for which Strata L.L.C. is the general partner of that limited partnership and exercises sole voting and investment power with respect to such shares;

•      398,727 shares are beneficially owned by KKR Partners III, L.P. (Series F), for which KKR GP III LLC is the general partner and exercises sole voting and investment power with respect to such shares;

•      13,337,689 shares are beneficially owned by KKR European Fund, Limited Partnership, for which KKR Associates Europe, Limited Partnership is the general partner, and for which KKR Europe Limited is the general partner of that limited partnership and exercises sole voting and investment power with respect to such shares; and

•      89,711 shares are beneficially owned by Aurora Investments II, LLC for which the managing members are Messrs. Henry R. Kravis and George R. Roberts.

In addition, KKR affiliates may be deemed by virtue of their rights under the stockholders’ agreement entered into with us and DLJMB, to share investment power with respect to the shares held by DLJMB but disclaim beneficial ownership of such shares.

As members of KKR Millennium GP LLC, KKR 1996 GP LLC and KKR III GP LLC, Messrs. Henry R. Kravis, George R. Roberts, Paul E. Raether, Michael W. Michelson, James H. Greene, Perry Golkin, Johannes Huth, Alexander Navab and Todd A. Fisher may also be deemed to be beneficial owners of the securities held by KKR Millennium Fund L.P., KKR 1996 Fund L.P. and KKR Partners III, L.P. (Series F), respectively; as members of Strata L.L.C. and general partners of KKR Associates, L.P., Messrs Kravis, Roberts, Raether, Michelson, Greene and Golkin also may be deemed to be beneficial owners of the securities held by KKR Partners II, L.P.; as members of KKR Millennium GP LLC and KKR III GP LLC, Messrs. Marc S. Lipschultz, Jacques Garaialde, Reinhard Gorenflos, Scott C. Nuttall and Michael M. Calbert may also be deemed to be beneficial owners of the securities held by KKR Millennium Fund L.P. and KKR Partners III, L.P., respectively; and as directors of KKR Europe Limited, Messrs. Kravis, Roberts, Raether, Michelson, Greene, Golkin, Huth, Navab, Fisher, Lipschultz and Garaialde also may be deemed to be beneficial owners of the securities held by KKR European Fund, Limited Partnership. As managing members of Aurora Investments II, LLC, Messrs. Kravis and Roberts may be deemed to be beneficial owners of securities held by Aurora Investments II, LLC. Messrs. Brian F. Carroll and Fredrik Sjödin are our directors and executives of KKR, and as such may be deemed to share beneficial ownership of any shares beneficially owned by KKR. Each person other than the record holders disclaims beneficial ownership of the securities that may be deemed to be beneficially owned by such person, except to the extent of such person’s own pecuniary interest therein.

The address for each of the foregoing is 9 West 57th Street, New York, NY 10019.

(3)           DLJMB beneficially own 10,909,384 shares of our common stock as follows:

•      8,642,630 shares are beneficially owned by DLJ Merchant Banking Partners III, L.P.;

•      152,680 shares are beneficially owned by DLJ Offshore Partners III-1, C.V.;

•      108,768 shares are beneficially owned by DLJ Offshore Partners III-2, C.V.;

•      594,942 shares are beneficially owned by DLJ Offshore Partners III, C.V.;

•      72,147 shares are beneficially owned by DLJMB Partners III GmbH & Co. KG;

•      49,079 shares are beneficially owned by Millennium Partners II, L.P.; and

•      1,289,138 shares are beneficially owned by MBP III Plan Investors, L.P., all of which form a part of Credit Suisse’s Alternative Capital Division.

On January 11, 2006, DLJ Merchant Banking Partners III, L.P., DLJ Offshore Partners III-1, C.V., DLJ Offshore Partners III-2, C.V., DLJ Offshore Partners III, C.V., DLJ MB Partners III GmbH & Co. KG, Millennium Partners II, L.P., MBP III Plan Investors, L.P., or the DLJ Entities, and Credit Suisse First Boston LLC (now known as Credit Suisse Securities (USA) LLC), entered into a voting trust agreement with Wells Fargo Bank, N.A., as trustee, pursuant to which, among other things, the DLJ Entities deposited 7,309,291 shares of common stock (representing 9.9% of the outstanding shares of common stock) into a trust created by the voting trust agreement and gave the trustee the exclusive right to vote the trustee shares. The trustee will be the record holder of the trustee shares and the DLJ Entities will hold trust certificates representing the trustee shares. While the trustee will have the exclusive right to vote the trustee shares, the DLJ Entities will maintain and continue to have dispositive power over the trustee shares.

Susan Schnabel does not have sole or shared voting or dispositive power over shares held by DLJMB and therefore does not have beneficial ownership of such shares.

The address for each of the foregoing is 11 Madison Avenue, New York, New York, 10010, except that the address of DLJ Offshore Partners III-1, DLJ Offshore Partners III-2 and DLJ Offshore Partners III, C.V. is John B. Gosiraweg 14, Willemstad, Curacao, Netherlands Antilles. Susan Schnabel is one of our directors and an employee of Credit Suisse’s Alternative Capital Division, of which DLJMB is a part.

(4)           Shares of our common stock shown as beneficially owned by Mr. Ghasemi include 391,879 shares underlying exercisable stock options held by him and 187,902 shares purchased by him, but excludes 68,452 vested restricted stock units held by Mr. Ghasemi and 540,765 shares underlying unexercisable stock options.

(5)           Shares of our common stock shown as beneficially owned by Mr. Zatta include 72,557 shares underlying exercisable stock options held by him, and 43,566 shares purchased by him, but excludes 132,796 shares underlying unexercisable stock options.

(6)           Shares of our common stock shown as beneficially owned by Mr. Riordan include 102,677 shares underlying exercisable stock options held by him and 51,338 shares purchased by him, but excludes 136,901 shares underlying unexercisable stock options.

(7)           Excludes 12,500 shares underlying unexercisable stock options which vest in equal installments on the first three anniversaries of the grant date, which for Mr. Erikson was November 10, 2005 and for Mr. Maine was August 1, 2005.

(8)           Excludes 10,557 shares underlying unexercisable stock options which vest in equal installments on the first three anniversaries of the grant date, which was March 15, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Rockwood’s executive officers, directors, persons who own more than 10% of a registered class of the Rockwood’s equity securities and certain entities associated with the foregoing to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. These parties are required by SEC rules to furnish Rockwood with copies of all Forms 3, 4 and 5, and amendments thereto, that they file with the SEC and the NYSE.

Based solely on Rockwood’s review of the copies of such forms and amendments thereto it has received, we believe that with respect to the fiscal year ended December 31, 2005, all of these parties complied with all applicable filing requirements, except that Sheldon R. Erikson’s reporting of an option grant on Form 4 on November 18, 2005 should have been reported on or prior to November 15, 2005.

Stock Performance Graph

The following graph compares the performance through December 31, 2005 of a hypothetical $100 investment made on August 17, 2005 in (a) our common stock, (b) the S&P 500 Index® and (c) the S&P Supercomposite Specialty Chemicals Index. This graph is calculated assuming that all stock dividends are reinvested during the relevant period.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Agreements with KKR, DLJMB and/or Management

2001 Management Stockholder’s Agreements

We entered into management stockholder’s agreements with certain members of our management that purchased shares of our common stock under the 2001 management equity program. While these management stockholder’s agreements are generally dated February 2, 2001, others were entered into in the second half of 2001, 2002 and 2003. With respect to those agreements dated February 2, 2001, certain of the provisions described below are no longer effective because the fifth anniversary of such agreements has passed.

Restrictions on Transfers. The management stockholder’s agreements impose significant restrictions on transfers of shares of common stock. Pursuant to the management stockholder’s agreements, except for certain permitted non-public transfers, sales of shares of common stock pursuant to an effective registration statement under the Securities Act (not including registration statements on Form S-8) and transfers made pursuant to the sale participation agreement (described below), the shares of common stock generally will be non-transferable by any means at any time prior to the fifth anniversary of the investment date.

Our Obligation to Repurchase Stock and Options of the Stockholder. If, prior to the fifth anniversary of the management stockholder’s agreement, the stockholder’s employment is terminated as a result of the death or permanent disability of the stockholder, then the stockholder will have the right, for a period of 60 days following 181 days after the date of death or permanent disability, to require us to purchase all of the shares of common stock then held by such stockholder at a per share price equal to the fair market value per share. In the event the stockholder exercises this right, we will also be required to purchase all of the outstanding exercisable options held by the stockholder for an amount equal to the product of (x) the excess, if any, of the fair market value per share over the exercise price of the option and (y) the number of exercisable options.

Our Right to Repurchase Stock and Options of the Stockholder. If, prior to the fifth anniversary of the management stockholder’s agreement, the stockholder’s employment is terminated by us for “cause” (as such term is defined in the agreement) or the management stockholder effects an impermissible transfer of the shares of common stock, then we will have the right to repurchase shares of common stock held by the stockholder at a per share price equal to the lesser of the purchase price the stockholder paid for the share and the fair market value per share, and all options (whether then exercisable or not) held by the stockholder will terminate without any payment. If, prior to the fifth anniversary of the management stockholder’s agreement, the stockholder’s employment is terminated with or without “good reason” (as such term is defined in the agreement) by the management stockholder or by his death or permanent disability or without “cause” by us, then we will have the right to repurchase shares of common stock held by the stockholder at a per share purchase price equal to the fair market value per share. In the event we exercise this right, we will also purchase all of the outstanding exercisable options held by the stockholder for an amount equal to the product of the excess, if any, of the fair market value per share over the option exercise price and the number of exercisable options. In the event such amount is zero or a negative number, all such outstanding exercisable options will be automatically terminated without any payment.

“Piggyback” Registration Rights. Until the later of (i) one year after the occurrence of a (a) registered public offering relating to sales of our common stock by affiliates of KKR or (b) a “qualified public offering,” and (ii) the sixth anniversary of the date the management stockholder entered into the management stockholder’s agreement, the management stockholder agrees to be bound by the registration rights agreement (described below), and in the event of a proposed registered sale of our common stock by affiliates of KKR, the management stockholder is entitled to register in the proposed sale the maximum number of shares of common stock held by him or acquired under exercisable options, which number is proportional to the number of shares being sold by affiliates of KKR in relation to the number of shares then owned by affiliates of KKR.

2004 Management Stockholder’s Agreements

We entered into management stockholder’s agreements with members of our management and certain other employees that purchased shares of our common stock under the 2004 management equity program. The terms of the 2004 management stockholder’s agreements are substantially the same as those of the 2001 management stockholder’s agreements described above.

2001 Sale Participation Agreements

Affiliates of KKR entered into a sale participation agreement with each member of our management who purchased shares of our common stock under the 2001 management stockholder’s agreement. Each sale participation agreement is dated the same date as the related management stockholder’s agreement.

Tag-Along Rights. The sale participation agreement grants to the stockholders the right to participate in any sale for cash or other consideration (other than a registered public offering or a sale to another affiliate of KKR) of shares of our common stock by affiliates of KKR occurring prior to the fifth anniversary of the first registered public offering of our common stock, which is August 22, 2010. The stockholder will be able to sell the maximum number of shares of our common stock then held by such stockholder or acquired under exercisable options, which is proportional to the number of shares being sold by affiliates of KKR in relation to the number of shares then owned by affiliates of KKR.

Drag-Along Rights. If affiliates of KKR receive an offer from a third party to purchase at least a majority of the shares of common stock then owned by affiliates of KKR prior to the fifth anniversary of the first registered public offering of our common stock, which is August 22, 2010, the stockholder may be required, if so requested by affiliates of KKR, to sell in such transaction on the same terms and conditions as to be paid and given to affiliates of KKR, up to the same number of shares of common stock that the stockholder would be able to sell pursuant to the preceding paragraph.

2004 Sale Participation Agreements

Affiliates of KKR entered into sale participation agreements with other members of our management who purchased shares of our common stock under the 2004 management equity program. The terms of the 2004 sale participation agreements are substantially the same as those of the 2001 sale participation agreements described above.

Restricted Stock Units

We entered into a restricted stock unit award agreement with our chairman and chief executive officer, effective November 2001, pursuant to which he received a grant of 68,452 restricted stock units which vested in equal quarterly installments over a three-year-period. The restricted stock units are payable in shares of our common stock issuable upon the later to occur of (i) the date the shares of common stock underlying the restricted stock units can be sold in the public market without restriction on transfer and (ii) the termination of his employment. Pursuant to the agreement, if a cash dividend is paid on the outstanding shares of our common stock, he will receive, at the time he becomes entitled to receive the shares of our common stock underlying the restricted stock units, an additional number of shares of our common stock equal to the quotient of (a) the product of the amount of the dividend paid with respect to one share of our common stock multiplied by the number of vested restricted stock units then held by him (plus any number of shares of our common stock previously calculated in respect of any other cash dividend) divided by (b) the fair value per share of our common stock at the time the dividend is paid. The number of shares of our common stock issuable is subject to adjustment in the event of a stock dividend, split, combination, recapitalization, change of control or other similar event.

Registration Rights Agreement

We are a party to a registration rights agreement, dated November 20, 2000, as amended as of July 23, 2003, with certain of our stockholders, including affiliates of KKR, DLJMB, stockholders party to the investors’ rights agreement described below and members of our management and certain other employees who are parties to the management stockholder’s agreements described above. Pursuant to the registration rights agreement, if we propose to register shares of our common stock for sale under the Securities Act, the other parties to the registration rights agreement are entitled to request that we include their shares in such sale. In addition, affiliates of KKR and DLJMB (that own a specified number of shares of our common stock) are entitled to make requests that we effect the registration under the Securities Act of all or a portion of their shares of common stock.

Pledge Agreements

In connection with our 2001 management equity program, our subsidiary, Rockwood Specialties Inc., made loans to certain members of our management, including two of our executive officers, in order to assist them in purchasing, in whole or in part, their shares of our common stock, and in connection with the making of such loans, each such member of our management entered into a pledge agreement. Pursuant to the pledge agreement, each such member of our management pledged all of his shares of our common stock, including shares received upon exercise of any stock options that may be issued to him by us, as collateral security for the loan.

These loans accrue interest at the applicable federal rate at the time of investment, and are repayable upon the earliest to occur of (1) the fifth anniversary of the date the shares of our common stock was purchased, (2) certain terminations of employment and (3) the receipt by the borrower of any proceeds from the sale or other disposition of his shares of our common stock. In February 2006, one of the executive officers repaid his loan in full in accordance with the terms thereof. The repaid loan has not been materially modified since July 30, 2002. As of March 31, 2006, the outstanding principal balance of the remaining loan to an executive officer amounted to $0.1 million. Rockwood Specialties has full recourse against this executive officer and all of his assets for repayment of the principal of or interest on these loans. Through March 31, 2006, the executive officer was current in his payments of principal and interest. The outstanding loan has not been materially modified since July 30, 2002.

Investors’ Rights Agreement

In connection with the KKR acquisition, we entered into an investors’ rights agreement, dated November 20, 2000, with Merrill Lynch Capital Corporation and affiliates of KKR. Pursuant to this agreement, we issued 30,273 shares of our common stock to Merrill Lynch Capital Corporation for a purchase price of $1.00 per share (as adjusted to reflect the 100-for-1 reverse stock split effective January 30, 2001; 1,036,114 to reflect the stock split that was effected in connection with our initial public offering), in consideration for making pay-in-kind loans to our subsidiary, Rockwood Specialties Consolidated, Inc. In connection with the assignment of $70.0 million of the pay-in-kind loans to Allianz Lebensversicherungs—AG, Stuttgart and the replacement of such loans for pay-in-kind notes, the agreement was amended as of February 7, 2001 to provide for the transfer of certain shares of our common stock by Merrill Lynch to Allianz. In addition, in connection with the assignment of the remaining $30.0 million of the pay-in-kind loans to SPCP Group, L.L.C., an affiliate of Silver Point Capital LP, the agreement was further amended as of January 14, 2005 to provide for the transfer of remaining shares of our common stock held by Merrill Lynch to SPCP Group, L.L.C. Following our initial public offering all pay-in-kind loans were repaid and Allianz sold its shares pursuant to Rule 144 under the Securities Act.

Tag-Along and Drag-Along Rights. If affiliates of KKR sell shares of our common stock representing more than 40% of the number of shares originally purchased by them to any third party, then SPCP Group, L.L.C. has customary rights to participate in the sale on a pro rata basis with affiliates of KKR. In addition, if affiliates of KKR propose to transfer more than 50% of the number of shares originally purchased by them to any third party, affiliates of KKR may require that SPCP Group, L.L.C. transfer its shares on the same terms.

Registration Rights. SPCP Group, L.L.C. agrees to be bound by the registration rights agreement dated November 20, 2000, as amended, and is entitled to all of the rights and privileges of the registration rights agreement as if it were an original holder of shares of common stock under the registration rights agreement.

Stockholders’ Agreement with Affiliates of KKR and DLJMB

In connection with the acquisition of the Dynamit Nobel businesses, we entered into a stockholders’ agreement, dated as of July 29, 2004, with affiliates of KKR and DLJMB. The stockholders’ agreement was amended on January 27, 2006.

Representation on the board of directors. The stockholders’ agreement, as amended, provides that affiliates of KKR may designate five members of our board of directors and one member of our board of directors will be our chief executive officer.

The amendment to the stockholders’ agreement provides for the deletion of certain provisions of the stockholders’ agreement pertaining to the election and removal of directors from the board of directors and the composition of its committees. As a result of these changes, DLJMB is no longer entitled to appoint one member to the board of directors or any of its committees (as had previously been the case under the agreement). The amendment also includes (i) the consent of the affiliates of KKR, the affiliates of DLJMB and Rockwood to the transfer by DLJMB of 7,309,291 shares of common stock to Wells Fargo Bank, N.A., as trustee (the “Trustee”) in accordance with and pursuant to the voting trust agreement among the Trustee, DLJMB and Credit Suisse First Boston LLC, dated as of January 11, 2006 (described under “Stock Ownership”), and (ii) an acknowledgment by the affiliates of KKR and the affiliates of DLJMB that they will not act as a “group” with respect to the securities of the Company within the meaning of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended.

Restrictions on Transfers. Prior to the fifth anniversary of the Dynamit Nobel acquisition, DLJMB may not generally transfer shares of our common stock, other than to certain permitted transferees (including distributions to their limited partners), pursuant to a registered sale or pursuant to drag-along rights described below. Following the fifth anniversary of the Dynamit

Nobel acquisition, DLJMB may transfer their shares subject to drag-along rights described below and certain other restrictions. Subject to compliance with certain restrictions, affiliates of KKR may transfer their shares by any means at any time.

Drag-Along Rights. If at any time affiliates of KKR and any other holder of shares of our common stock receive a bona fide offer from any third party to purchase at least a majority of our outstanding common stock, and such offer is accepted, then DLJMB will, if required by affiliates of KKR, transfer to such third-party on the terms of the accepted offer such number of shares of common stock held by them as is proportional to the number of shares being sold by affiliates of KKR and other holders in relation to the number of shares then owned by them.

Registration Rights. Each stockholder party to the agreement agrees to be bound by the registration rights agreement dated November 20, 2000, as amended. DLJMB is entitled to make up to three separate written requests that we effect the registration under the Securities Act of all or some of their shares of common stock pursuant to the terms of the registration rights agreement; provided, however, DLJMB may not make any such request until the earlier of (i) the termination of any applicable “lock-up” period and the end of any period during which dealers must deliver a prospectus in connection with the sale of any shares of our common stock by any affiliates of KKR pursuant to the exercise of its second demand registration right and (ii) the sixth anniversary of the closing of the Dynamit Nobel acquisition if no affiliate of KKR has exercised its demand registration right to date. Affiliates of KKR are entitled to make an unlimited number of requests that we effect the registration under the Securities Act of their shares of common stock.

Stock Subscription Agreement

In connection with the Dynamit Nobel acquisition, Rockwood, affiliates of KKR and DLJMB entered into a stock subscription agreement, dated as of July 29, 2004, pursuant to which we issued 18,182,312 shares of our common stock to affiliates of KKR and 10,909,384 shares of our common stock to DLJMB, for a purchase price of $14.61 per share. This agreement terminated upon the closing of the Dynamit Nobel acquisition.

Management Services Agreement with KKR and DLJMB

In connection with the Dynamit Nobel acquisition, we entered into a management services agreement, dated as of July 29, 2004, with KKR and DLJMB. Under the agreement, KKR and DLJMB provided certain management, business strategy, consulting and financial services to us and our subsidiaries. These services included (i) advice regarding the structure, distribution, and timing of debt and equity offerings, (ii) advice regarding our business strategy, (iii) advice regarding dispositions and/or acquisitions and (iv) other services of the type customarily performed by KKR and DLJMB.

The aggregate annual fee under the management services agreement is $2.0 million, which amount was increased by 5% each year and was payable quarterly to KKR and DLJMB on a pro rata basis based on their respective percentage equity interest in us. This annual fee was paid by our U.S. subsidiaries. Under the agreement, we paid a transaction fee of $21.0 million to KKR and $9.0 million to DLJMB (or an aggregate fee of $30.0 million) in connection with the closing of the Dynamit Nobel acquisition. We also agreed to indemnify and hold each of KKR and DLJMB and their respective partners, executives, officers, directors, employees, agents, controlling persons and affiliates harmless from and against any losses and/or liabilities relating to or arising out of the services contemplated by the agreement or the retention of KKR and DLJMB pursuant to, and such entities’ or their affiliates’ performance of the services contemplated by, the agreement. In connection with our initial public offering, the affiliates of KKR and DLJMB terminated the management services agreement for an aggregate consideration of $10.0 million. Certain provisions in the management services agreement, including indemnification, survive such termination.

Senior Discount Notes

Concurrently with the private offering of Rockwood Specialties Group, Inc.’s senior subordinated notes due 2011 in July 2003, our indirect wholly-owned subsidiary, Rockwood Specialties International, Inc., issued senior discount notes due 2011 resulting in gross proceeds of $70.0 million ($112.3 million aggregate principal amount at maturity). The initial purchasers of the senior subordinated notes and/or their affiliates purchased the senior discount notes and immediately following such purchase, sold the senior discount notes to an affiliate of KKR. We redeemed the outstanding principal amount of the senior discount notes with a portion of the net proceeds from our initial public offering.

Redeemable Convertible Preferred Stock

In connection with the debt refinancing in July 2003, we issued 25,000 shares of redeemable convertible preferred stock to an affiliate of KKR. The redeemable convertible preferred stock accumulated dividends at 15% per year of the sum of (i) $1,000 original issue price per share and (ii) accumulated and unpaid dividends on such share from the original issue date. Holders of the redeemable convertible preferred stock also participated in any dividends paid on the common stock (other than excluded shares, as defined below). The redeemable convertible preferred stock was redeemable by us at our option at any time. We redeemed the outstanding shares of redeemable convertible preferred stock with a portion of the net proceeds from our initial public offering.

Warrants. In connection with the issuance of redeemable convertible preferred stock, we issued to an affiliate of KKR warrants, exercisable at any time at a specified exercise price, to purchase 958,315 additional shares of our common stock. The warrants expire July 23, 2013.

Indemnification and Insurance

The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our amended and restated certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.

Our amended and restated certificate of incorporation and our amended and restated by-laws provide that we must indemnify our directors and officers to the fullest extent authorized by the Delaware General Corporation Law. We are also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) and carry directors’ and officers’ insurance providing indemnification for our directors, officers and employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and officers. There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

In addition, we provide indemnification to certain of our directors who are affiliated with KKR and DLJMB under the management services agreement.

Stockholders’ Agreement with Management of Groupe Novasep SAS

In connection with the combination of the three business lines of our Custom Synthesis segment with Groupe Novasep SAS, we, our subsidiary Knight Specialite Synthese SAS (which is now renamed Groupe Novasep, but which we refer to below as Knight), and certain members of management of Groupe Novasep SAS entered into a stockholders’ agreement, dated as of December 31, 2004.

Exchange Rights; Call Rights. The Groupe Novasep SAS management stockholders have the right to convert their shares of common stock of Knight into shares of our common stock in the event of a “change of control” (as defined in the agreement) of Knight pursuant to a formula specified in the agreement which is based on the respective values of Knight’s common stock and our common stock. In the event a Groupe Novasep SAS management stockholder does not exchange his or her shares upon a change of control, Knight has a right to buy such management stockholder’s shares. In addition, following the occurrence of certain events such as death, disability or termination of the Groupe Novasep SAS manager’s employment, subject to the call right described below, each manager has a right to convert his shares of common stock of Knight into shares of our common stock pursuant to a formula specified in the agreement.

Company Call Right. We have the right to purchase Groupe Novasep SAS management stockholders’ shares of common stock of Knight prior to December 31, 2008 in certain circumstances such as death, permanent disability or termination of managers’ employment at purchase prices specified in the agreement.

Registration Rights. Following December 31, 2007 and prior to either (1) an initial public offering by Knight or (2) the date on which we cease to hold a majority of shares of common stock of Knight, Roger-Marc Nicoud has the right to cause Knight to effect an initial public offering of shares of common stock of Knight if the intended listing price for shares of common stock of Knight would imply a value of Knight that is 2.75 times the “value per share” (as defined in this agreement) of Knight common stock. Each Groupe Novasep SAS manager also has piggyback registration rights under the terms and conditions of the registration rights agreement with respect to any of our shares he acquires pursuant to the agreement.

Relationship with DLJMB and Credit Suisse

DLJMB, which is comprised of funds that are affiliates of Credit Suisse, currently owns approximately 10,909,384 shares of our common stock (approximately 14.8% of the common stock). Currently, one member of the board of directors, Susan Schnabel, is affiliated with, or work for, affiliates of Credit Suisse. Ms. Schnabel is currently a Class I director and she is a nominee for election as a Class I director in this proxy statement. Susan Schnabel is Managing Director, Co-Head of European Leveraged Private Equity.

Credit Suisse was an initial purchaser of our subsidiary, Rockwood Specialty Group, Inc.’s 7.625% senior subordinated notes due 2014 and a representative of the underwriters in our initial public offering of common stock and received customary commissions in connection therewith. Affiliates of Credit Suisse also are lenders, arrangers and agents under our subsidiary’s senior secured credit facilities and receive fees customary for performing these services and interest on the loans.

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It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. YOU, THEREFORE, ARE URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the Annual Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

By order of the board of directors

Thomas J. Riordan Senior Vice President, Law & Administration

April 26, 2006

Princeton, New Jersey

EXHIBIT A

ROCKWOOD HOLDINGS, INC.

CHARTER OF
THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

I.              Purpose

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Rockwood Holdings, Inc. (the “Company”) primarily to effect the duties and assume the responsibilities set forth in Section III of this Charter.

II.            Organization

1.             Composition. The Committee shall consist of no fewer than three members. Each member must be determined by the Board to be “independent” in accordance with the rules of the New York Stock Exchange, subject to the phase-in rules for companies listing securities in conjunction with an initial public offering which require one independent member at the time of listing, a majority of independent members within 90 days of the date the registration statement on Form S-1 is declared effective by the Securities and Exchange Commission (the “Commission”) and a fully independent committee within one year of effectiveness. In addition, each member of the Committee shall meet all applicable requirements or exemptions therefrom of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 10A-3 promulgated thereunder by the Commission.

All members of the Committee shall be financially literate, having a working familiarity with basic finance and accounting practices (or acquire such familiarity within a reasonable period after his or her appointment). Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or by an outside consultant.

At least one member must qualify as an “audit committee financial expert” (as such term is defined under Item 401(h) of Regulation S-K). The designation of any person as an “audit committee financial expert” does not decrease the duties and obligations of other Committee members or the Board.

No member of the Committee may serve on the audit committee of more than three public companies, including the Company, unless the Board (i) determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and (ii) discloses such determination in the Company’s annual proxy statement.

2.             Compensation. No member of the Committee shall receive compensation other than (i) director’s fees for service as a director of the Company, including reasonable compensation for serving on the Committee and regular benefits that other directors receive and (ii) a pension or similar compensation for past performance, provided that such compensation is not conditioned on continued or future service to the Company.

3.             Appointment and Removal. The members of the Committee shall be appointed by the Board in accordance with the Company’s certificate of incorporation and the Company’s by-laws and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board.

4.             Chairperson. The Board will designate one of the members of the Committee as Chairperson. The Chairperson shall be entitled to cast a vote to resolve any ties.

5.             Meetings. The Committee shall meet at least quarterly, or more frequently as circumstances dictate. The Chairperson or any member of the Committee may call a meeting of the Committee. A majority of the members of the Committee will constitute a quorum for the transaction of business. A majority of the members of the Committee shall be empowered to act on behalf of the Committee. Meetings may be held by telephone or by other appropriate means in accordance with the Company’s certificate of incorporation and the Company’s by-laws.

As part of its goal to foster open communication, the Committee shall periodically meet separately with each of management, the internal and the independent auditors to discuss any matters that the Committee or each of these groups believe would be appropriate to discuss privately. In addition, the Committee shall meet with the independent auditors and management quarterly to review the Company’s financial statements in a manner consistent with that outlined in Section III of this Charter.

6.             Subcommittees. The Committee may form one or more subcommittees, each of which may take such actions as may be delegated by the Committee.

7.             Advisors. The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard, the Committee may, in its sole discretion and at the Company’s expense, retain and terminate legal, accounting or other advisors and experts it deems necessary in the performance of its duties and without having to seek the approval of the Board. In particular, the Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report.

III.           Responsibilities and Duties

The Committee shall be given full access to the Company’s executive officers and financial officers, the Board, the internal auditors and the independent auditors as necessary to carry out its responsibilities and duties. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board.

Notwithstanding the foregoing, the Committee is not responsible for certifying the Company’s financial statements or guaranteeing the auditor’s report. The fundamental responsibility for the Company’s financial statements and disclosures rests with management.

To fulfill its primary purpose, the Committee will perform the following with respect to the Company:

Oversight of the Quality and Integrity of the Company’s Financial Statements and Financial Disclosures

1.     Review with management and the independent auditors prior to public dissemination the Company’s annual audited financial statements and disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in the Company’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of the Form 10-K), including management’s judgment about the quality (not just the acceptability) of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

2.     Recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

3.     Review and discuss with management and the independent auditors prior to public dissemination the Company’s quarterly unaudited financial statements and disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in the Company’s Quarterly Report on Form 10-Q, the results of the independent auditors’ reviews of the quarterly financial statements and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

4.     Review and discuss with management the Company’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

Oversight of the Financial Reporting Process

1.     In consultation with management, the Disclosure Committee, the independent auditors and the internal auditors, review at least annually the integrity of the Company’s financial reporting processes, both internal and external, and significant financial reporting issues and judgments made in connection with the preparation of the

Company’s financial statements. In that connection, the Committee should discuss with management and the independent auditors:

(i)            all critical accounting policies and practices to be used by the Company;

(ii)           analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues (including any second opinions sought by management on accounting issues) and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, the ramifications of the use of the alternative disclosures and treatments, the treatment preferred by the independent auditors and the Company’s use of reserves and accruals;

(iii)          major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles;

(iv)          major issues as to the adequacy of the Company’s internal controls and any specific audit steps adopted in light of material control deficiencies; and

(v)           any other material written communications between the independent auditors and the Company’s management.

2.     Review with the independent auditors the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, including matters relating to the conduct of the audit, any audit problems or other difficulties encountered by the auditors in the course of the audit process (including any restrictions on the scope of the independent auditors’ activities or on access to requested information) and any significant disagreements with management, and management’s responses to such matters. Without excluding other possibilities, the Committee may wish to review with the independent auditors:

(i)            any accounting adjustments that were noted or proposed by the independent auditors but were “passed” (as immaterial or otherwise);

(ii)           any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement; and

(iii)          any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company.

3.     Review the accounting treatment accorded significant transactions and any significant accounting issues.

4.     Review periodically with management and the independent auditors the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

5.     Discuss with management and the internal auditors the Company’s guidelines and policies with respect to risk assessment and risk management and major legislative and regulatory developments which could materially impact the Company’s contingent liabilities and risks. The Committee should discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

6.     Review disclosures made to the Committee by the Company’s chief executive officer and chief financial officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein or any fraud (whether or not material) involving management or other employees who have a significant role in the Company’s internal controls.

7.     Review management’s assessment of the effectiveness of the Company’s internal controls over financial reporting as of the end of the most recent fiscal year.

Oversight of the Independent Auditors’ Retention/Termination, Qualifications and Independence

1.      Retain, terminate and replace independent auditors (subject, if applicable, to stockholder ratification) and approve all audit plans, engagement fees and terms (including providing comfort letters in connection with securities underwritings).

2.     Inform the independent auditors that they shall report directly to the Committee.

3.     Oversee (with direct responsibility therefor) the work of the independent auditors, including the resolution of any disagreement between management and the independent auditors regarding financial reporting, for the purpose of preparing or issuing an audit report or related work.

4.     Establish procedures for pre-approval and pre-approve all auditing services or non-auditing services between the Company and the independent auditors, other than “prohibited non-auditing services” to be performed for the Company by its independent auditors.

5.     The following shall be “prohibited non-auditing services”:

(i)            bookkeeping or other services related to the accounting records or financial statements of the Company;

(ii)           internal audit outsourcing services;

(iii)          financial information systems design and implementation;

(iv)          appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports;

(v)           actuarial services;

(vi)          management services or human resources;

(vii)         broker or dealer, investment adviser or investment banking services;

(viii)        legal or other expert services unrelated to the audit; and

(ix)           any other service that the Public Company Accounting Oversight Board prohibits through regulation.

6.     Notwithstanding the foregoing, pre-approval is not necessary for minor audit services if:

(i)            the aggregate amount of all such non-audit services provided to the Company constitutes not more than five percent of the total amount of revenues paid by the Company to its independent auditors during the fiscal year in which the non-audit services are provided;

(ii)           such services were not recognized by the Company at the time of the engagement to be non-audit services; and

(iii)          such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Committee. The Committee may delegate to one or more of its members the authority to approve in advance all significant audit or non-audit services to be provided by the independent auditors so long as it is presented to the full Committee at a later time.

7.     The Company shall promptly report the approval of any permitted non-audit services to management for disclosure in the Company’s periodic reports.

8.     Meet with the independent auditors and financial management of the Company prior to the audit to discuss the planning and staffing of the audit, the scope of the prospective audit and locations and the audit procedures to be utilized, the estimated fees therefor and such other matters pertaining to the audit as the Committee may deem appropriate. At the conclusion of the annual audit, review with the independent auditors and management the performance of the audit, including any comments or recommendations made by the independent auditors.

9.     Review, at least annually, the qualifications, performance and independence of the independent auditors. In conducting its review and evaluation, the Committee should:

(a)   Obtain and review a report from the Company’s independent auditors at least annually regarding:

(i)     the independent auditors’ internal quality-control procedures;

(ii)    any material issues raised by the most recent internal quality-control review, or peer review, of such firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by such firm, and any steps taken to deal with any such issues; and

(iii)   an assessment of the auditors’ independence and all relationships between the independent auditors and the Company.

(b)   Evaluate the qualifications, performance and independence of the independent auditors, including considering whether the independent auditors’ quality controls are adequate and whether the provision of permitted non-audit services is compatible with maintaining the auditors’ independence, and taking into account the opinions of management and the internal auditors. The Committee shall present its conclusions with respect to the independent auditors to the Board.

(c)   Obtain and review the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and proof that it is registered as a “registered public accounting firm” by the Public Company Accounting Oversight Board, and discuss with the independent auditors the independent auditors’ independence and any disclosed relationships or services that may impact the objectivity of the independent auditors.

(d)   Ensure the rotation of the lead audit partner (having primary responsibility for the audit) and the reviewing audit partner at least every five years, and consider whether there should be regular rotation of the audit firm itself.

(e)   Confirm with the independent auditors retained to provide audit services for any fiscal year that neither the lead audit partner (having primary responsibility for the audit) nor the reviewing audit partner has performed audit services for the Company in each of the five previous fiscal years.

(f)    Confirm with the independent auditors retained to provide audit services for any fiscal year that the lead audit partner has not performed lead partner services for any of the Company’s subsidiaries whose assets or revenues constitute 20% or more of the Company’s consolidated assets or revenues for more than seven consecutive years.

(g)   Confirm with the independent auditors retained to provide audit services for any fiscal year that none of the audit partners have earned or received compensation from the Company or any of its subsidiaries for the provision of products or services other than audit, review or attest services.

Oversight of the Company’s Internal Audit Function

1.     Review the internal audit function when appropriate.

2.     Review any significant reports to management prepared by the internal auditors and management’s responses.

3.     Review and discuss with management the responsibilities, budget and staffing of the internal auditors and any recommended changes in the planned scope of the internal audit.

Oversight of the Company’s Compliance with Legal and Regulatory Requirements

1.     Receive any reports from the independent auditors, and report to the independent auditors, any information of which they are aware indicating that an illegal act has or may have occurred or that Section 10A(b) of the Exchange Act has been implicated.

2.     Review periodically, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

3.     Receive any reports of Company’s counsel of evidence of a material violation of securities laws, breaches of fiduciary duties or fraud.

4.     Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

5.     Review and approve all related party transactions.

6.     Set clear policies for the Company’s hiring of employees or former employees of the independent auditors. At a minimum, these policies should provide that any registered public accounting firm may not provide audit services to the Company if the chief executive officer, chief financial officer, chief accounting officer, corporate controller or any person serving in an equivalent capacity for the Company was employed by the registered public accounting firm and participated in the audit of the Company within one year of the initiation of the current audit.

7.     Establish procedures for:

(i)        the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

(ii)       the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Reports

1.     Prepare all reports required to be included in the Company’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the Commission.

2.     Report regularly to the Board:

(i)       following all meetings of the Committee;

(ii)      with respect to any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit function; and

(iii)     with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities; and

(iv)     with respect to such recommendations as the Committee may deem appropriate.

3.     The report to the Board may take the form of an oral report by the Chairperson or any other member of the Committee designated by the Committee to make such report.

4.     Maintain minutes or other records of meetings and activities of the Committee.

Other

1.     Perform any functions required to be performed by it or otherwise appropriate under applicable law, rules or regulations, the Company’s by-laws and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the Commission.

IV.           Annual Performance Evaluation

The Committee shall perform an annual review and evaluation of the performance of the Committee and its members, including by reviewing the compliance of the Committee with this Charter, and report the results of such review and evaluation to the Board. In addition, the Committee shall perform an annual review and assessment of this Charter and recommend to the Board any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such reviews in such manner as it deems appropriate.

ANNUAL MEETING OF STOCKHOLDERS OF

ROCKWOOD HOLDINGS, INC.

May 24, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS AVOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

				FOR	AGAINST	ABSTAIN
1. Election of Directors:			2. To ratify the appointment of Deloitte & Touche LLP as independent	☐	☐	☐
		NOMINEES:	registered public accounting firm for
☐	FOR ALL NOMINEES	Cynthia A. Niekamp Susan Schnabel Fredrik Sjödin	its fiscal year ending December 31, 2006

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		3. In their discretion, the proxies are authorized to vote upon such other	☐	☐	☐
business as may properly come before
☐	FOR ALL EXCEPT		the meeting.
(See instructions below)

This proxy is solicited on behalf of the Board of Directors of Rockwood. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “FOR” election of the Directors and “FOR” proposal 2.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder		Date:	Signature of Stockholder	Date:

Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

ROCKWOOD HOLDINGS, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Seifi Ghasemi and Douglas L. Maine as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Rockwood Holdings, Inc. held of record by the undersigned on April 13, 2006, at the Annual Meeting of Stockholders to be held at the Hyatt Regency Princeton located at 102 Carnegie Center, Princeton, New Jersey 08540, on May 24, 2006, or any adjournment or postponement thereof.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

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